                                                                    Exhibit 10.4

                            NONCOMPETITION AGREEMENT

      This NON-COMPETITION AGREEMENT (the "Agreement") is made this 27th day of May, 1998, by and between PHARSIGHT CORPORATION, a California corporation ("Pharsight"), and Joseph S.Gauthier ("Gauthier").

                                    RECITALS

      Gauthier is a substantial shareholder of MITCHELL AND GAUTHIER ASSOCIATES, INC., a Delaware corporation ("the Company"). Pharsight, the Company, Edward E.
L. Mitchell and Gauthier have entered into an Asset Purchase Agreement dated as of even date hereof (the "Acquisition Agreement") providing for the acquisition (the "Acquisition") by Pharsight of certain of the assets of the Company (the "Acquired Assets"), and the assumption of specified liabilities of the Company. In connection therewith, Gauthier has agreed not to compete with Pharsight in the manner and to the extent herein set forth. Gauthier is entering into this Agreement as an inducement to Pharsight to execute the Acquisition Agreement and consummate the Acquisition, with all of the attendant financial benefits to Gauthier as a shareholder of the Company, and for the other consideration set forth herein.

                                    AGREEMENT

      In consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, Pharsight and Gauthier agree as follows:

      1. Acknowledgements by Gauthier. Gauthier acknowledges that by virtue of his position with the Company he has developed considerable expertise in the business operations of the Company and has had access to extensive confidential information with respect to the Company. Gauthier recognizes that Pharsight would be irreparably damaged, and its substantial investment in the Acquired Assets materially impaired, if Gauthier were to enter into an activity competing with Pharsight's business in violation of the terms of this Agreement or if Gauthier were to disclose or make unauthorized use of any confidential information concerning the Acquired Assets or the business of the Company conducted with the Acquired Assets. Accordingly, Gauthier expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Gauthier in all respects.

      2. Confidentiality. Gauthier hereby agrees that, for a period of ten (10) years from the date hereof, he will hold in confidence and not disclose to any third party without the prior written consent of Pharsight, any material or other information that contains trade secrets or information that has otherwise been treated as confidential by the Company and related to the Acquired Assets or treated as confidential by Pharsight (the "Confidential Information"). Gauthier further agrees that during this period of time, without the prior written consent of Pharsight, he will not: (a) transfer the Confidential Information to any third party; (b) use the Confidential Information for any purpose other than the benefit of the Company or Pharsight; or

(c) assist any person other than Pharsight to secure any benefit from the Confidential Information. Gauthier further agrees that, at any time Pharsight requests, he shall return to Pharsight all documents and materials of any nature containing Confidential Information, and shall not make, retain or give to any other person or entity any copies thereof.

      3. Non-competition. Until two (2) years after the date hereof, Gauthier shall not, directly or indirectly, without the prior written consent of Pharsight, (i) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor or otherwise with, any business or enterprise engaged in any business which is competitive with the business of the Company, within each of the geographical units which are listed in Appendix A hereto (the "Territory"), or (ii) engage in any other manner, within the Territory, in any business which is competitive with the business of the Company. For the purposes of this Section 3, the "business of the Company" shall be defined as set forth in Appendix B hereto. Notwithstanding the above, Gauthier shall not be deemed to be engaged directly or indirectly in any business in contravention of subparagraphs (i) or (ii) above, if: (x) Gauthier participates in any such business solely as a passive investor in up to 1% of the equity securities of a company or partnership, the securities of which are publicly traded; (y) Gauthier is employed by a business or enterprise that is engaged primarily in a business other than the business of the Company and Gauthier takes scrupulous care not to and does in fact not apply his expertise at such business or enterprise to that part of such business or enterprise that is or could be competitive with the business of the Company; or (z) Gauthier is employed by a large multi-divisional business, one or more divisions of which compete with the Company's business, and Gauthier takes scrupulous care not to and does in fact not consult with or otherwise apply his expertise at such division(s) of business which compete with the Company's business.

      4. Non-interference. Gauthier further agrees that until two (2) years following the date hereof he will not, without the prior written consent of Pharsight, (i) interfere with the business of Pharsight by soliciting, attempting to solicit, inducing, or otherwise causing any employee or consultant of Pharsight to terminate his or her employment as such in order to become an employee, consultant or independent contractor to or for any business that competes with the business of Pharsight or to or for any company with which Gauthier is associated in any way; or (ii) induce or attempt to induce any customers, suppliers, distributors, resellers, or independent contractor of Pharsight to terminate their relationships with, or to take any action that would be disadvantageous to the business of, Pharsight.

      5. Consideration. In addition to the consideration set forth in the recitals to this Agreement, as consideration for the obligations of Gauthier under this Agreement, Pharsight shall pay to Gauthier, in cash, (i) on the first anniversary of the date of this Agreement, the amount of $135,000, and (ii) on the second anniversary of the date of this Agreement, the amount of $145,000. The amounts payable hereunder are subject to Pharsight's right of setoff as set forth in Section 6.8 of the Acquisition Agreement.

      6. Independence of Obligations. The covenants of Gauthier set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Gauthier, on the one hand, and Pharsight or any of its subsidiaries, on the other, and the existence of any claim or cause of action by Gauthier against Pharsight or any of its subsidiaries shall not constitute a defense to the enforcement of such covenants against Gauthier.

      7. Equitable Relief. Gauthier expressly acknowledges that damages alone will not be an adequate remedy for any breach by Gauthier of the covenants set forth in Sections 2, 3, and 4 hereof and that the other parties hereto, in addition to any other remedies which they may have, whether at law, in equity, by contract or otherwise, shall be entitled, as a matter of right, to injunctive relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Gauthier of any of said covenants.

      8. Severability, etc.

            a. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

            b. The parties intend that the covenant contained in Section 3 above shall be construed as a series of separate covenants, one for each geographical unit specified. Except for geographical coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 3 above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

      9. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) when delivered by hand, (ii) five days after deposit in the United States mail if by certified mail, (iii) on the next business day if sent by courier or express delivery service that guarantees next business day delivery, or (iv) upon confirmation if sent by facsimile, to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  If to Gauthier:

                  Joseph S. Gauthier
                  MITCHELL AND GAUTHIER ASSOCIATES, INC.
                  919 B Willowbrook Drive
                  Huntsville, Alabama 35802
                  Facsimile: (205) 883-5516

            Copy to:

                  Richard Stein
                  Hutchins, Wheeler & Dittmar
                  101 Federal Street
                  Boston, MA 02110
                  Facsimile: (617) 951-1295

            If to Pharsight:

                  PHARSIGHT CORPORATION
                  299 California Ave.
                  Suite 300
                  Palo Alto, CA 94306
                  Attention: Arthur H. Reidel, President
                  Facsimile: (650) 462-5610

            Copy to:

                  Cooley Godward LLP
                  5 Palo Alto Square
                  Palo Alto, California 94306
                  Attention: Andrei M. Manoliu, Esq.
                  Facsimile: (650) 857-0663

      10. Waiver of Breach. The failure or delay by Pharsight in enforcing any provision of this Agreement shall not operate as a waiver thereof, and the waiver by Pharsight or a breach of any provision of this Agreement by Gauthier shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

      11. Assignment. This Agreement shall be assignable by Pharsight only to any person, firm or corporation which may become a successor in interest by purchase, merger or otherwise to Pharsight or the business operated by Pharsight. This Agreement is not assignable by Gauthier.

      12. Entire Agreement; Amendment. This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith. It may not be altered or amended except by an agreement in writing signed by the parties to be bound.

      13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Pharsight and its permitted successors and assigns and Gauthier and Gauthier's heirs and legal representatives.

      14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts as applied to contracts entered into between Massachusetts residents and to be performed entirely within Massachusetts.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                          /s/ Joseph S. Gauthier
                                          --------------------------------------
                                          Joseph S. Gauthier


                                          PHARSIGHT CORPORATION,
                                            a California corporation


                                          By: /s/ Arthur H. Reidel
                                             -----------------------------------

                        Gauthier Noncompetition Agreement

                                   APPENDIX A

                                    TERRITORY

      (1) Each county of Massachusetts, (2) all other states and territories of the United States of America and provinces and territories of Canada, and (3) any foreign country or territory in which the business of Pharsight is carried on, or in which Pharsight intends to carry on business, as evidenced by Pharsight's policy of seeking trademark protection for its product names or otherwise.

                                   APPENDIX B

                                    BUSINESS

The "business of Pharsight" consists of

(1) the development and marketing of software tools for distribution and licensing on a commercial basis to third parties for use in (i) the design, execution, management, and analysis of clinical drug trials and pre-clinical drug investigations, (ii) the simulation and modeling of clinical trials and pharmacokinetic and pharmacodynamic data and relationships, (iii) information management related to clinical and pre-clinical drug development programs, and (iv) the creation and maintenance of clinical and pre-clinical data repositories and retrieval systems and other pharmaceutical information management systems; and

(2)   the provision of consulting services in the foregoing areas.